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                              EMPLOYMENT AGREEMENT         EXHIBIT 10(iii)(A)(e)

    AGREEMENT, dated as of February 17, 1995, between THE HERTZ CORPORATION, a

Delaware corporation, ("the Corporation"), THE HERTZ EQUIPMENT RENTAL

CORPORATION, a Delaware corporation ("HERC"), and DANIEL I. KAPLAN (the

"Executive").

    WHEREAS, the Executive is currently employed in the capacity of President of HERC, and the Executive is a key executive officer of the Corporation, (HERC and the Corporation, or either of them as appropriate, will be referred to hereafter in this Agreement as the "Employer"); and

    WHEREAS, the parties to this Agreement acknowledge the possibility that

HERC (or substantially all the assets of HERC) may be sold during the "Term"

(as defined in Article 2 of this Agreement) resulting in a "Change in Control"

(as defined in Article 3 of this Agreement); and

    WHEREAS, the Corporation and HERC desire that the Executive continue in the employ of HERC in his present position or in a position of equal or greater responsibility and compensation after a Change in Control, and the Executive may desire to continue to be so employed; and

    WHEREAS, HERC is willing to make a commitment to continue the employment relationship for the Term subject to the conditions set forth in this

Agreement;

    NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the parties hereby agree as follows:

    1.  Employment  Employer agrees to continue to employ and engage the services of the Executive during the Term as President of HERC or with such other title as the Employer and the Executive mutually may agree; provided however, if there is a Change in Control, HERC will be solely responsible for the employment obligations of the "Employer" as that term is used hereafter in this Agreement and the Corporation will have no further obligation under this

Agreement.

    2.  Term  The "Term" will consist of a period commencing on the date of this Agreement and ending exactly five (5) years thereafter, unless terminated earlier pursuant to Article 6 of this Agreement or unless a Change in Control occurs.  If a Change in Control occurs, the Term will recommence on the effective date of the Change in Control and will end exactly five (5) years thereafter, unless terminated earlier pursuant to Article 6 of this Agreement.





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If the Executive rejects employment by HERC upon a Change in Control, then the

Term will end as of the rejection and neither the Corporation nor HERC will have any further obligation under this Agreement as of such date.

    3.  Change in Control  For purposes of this Agreement, a "Change in

Control" of HERC will be deemed to occur if:

                        (a)  any "person" (as such term is used in Sections

13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the

"Exchange Act")) other than the Corporation becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities of HERC representing 25% or more of the combined voting power of

HERC's then outstanding securities; or

                        (b)  the shareholders of HERC approve a merger or

consolidation of HERC with any other corporation, other than a merger or consolidation that would result in the voting securities of HERC outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of

HERC or such surviving entity outstanding immediately after such merger or consolidation (either alone or in combination with new or additional voting securities held by management of HERC) or the shareholders of HERC approve a plan of complete liquidation of HERC as an agreement for the sale or disposition by HERC of all or substantially all HERC's assets; or

                        (c) HERC sells all or substantially all of its assets

to a third party.

                 4.  Position and Duties

                        (a)  During the Term, the Executive's position, duties

and responsibilities, including without limitation the position and stature of the employees with whom he will be required to work or to whom he will be required to report, will be substantially the same as in effect on the date hereof, or as the same may be modified pursuant to a promotion of the Executive or by mutual agreement of Employer and the Executive.





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                        (b)  During the Term, the Executive agrees to devote

his full business time during normal business hours to the  business and affairs of the Employer, to use his best efforts to promote the interests of the employer, and to perform faithfully and efficiently the responsibilities assigned to him in accordance with the terms of this Agreement, to the extent necessary to discharge such responsibilities, except for (i) services on corporate, civic or charitable boards or committees not significantly interfering with the performance of such responsibilities and (ii) periods of vacation and sick leave to which he is entitled.  It is expressly understood and agreed that the Executive's continuing service on any boards and committees with which he is connected, as a member or otherwise, as of the date hereof, or any such service approved by the Employer during the term of employment, will not be deemed to interfere with the performance of the Executive's services for the Employer pursuant to this paragraph 4(b).

                        (c)  The Executive covenants and agrees that during the

Term, and for as long as he is receiving payments hereunder, he will not (i)

directly or indirectly, own, manage, operate, consult, control, or be connected in any manner with any competing business of the type and character of business engaged in by the Employer, or (ii) on behalf of any competitor of the Employer solicit business from, or attempt to convert to other methods of doing business similar to that done by the Employer and its affiliates, any customer of the

Employer with which the Executive has or has had substantial contact as a result of his employment with the Employer.

                 5.  Compensation and Other Terms of Employment

                        (a)  Base Salary  During the Term, the Executive will

receive an annual base salary ("Base Salary"), payable in equal installments not less frequently than twice per month, at an annual rate at least equal to the aggregate annual base salary payable to the Executive by the Corporation as of the date of this Agreement.  The Base Salary will be reviewed and may be increased at any time and from time to time in accordance with the Employer's regular practices and based upon the current work performance of the Executive.

Any increase in the Base Salary will not serve to limit or reduce any other obligation of the Employer hereunder, and after any such increase the Base

Salary will not be reduced from such increased level during the Term.





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                        (b)  Incentive Compensation  As a further compensation

during the Term, the Executive will be eligible for awards ("Incentive

Compensation") under the Employer's bonus and incentive compensation plans based upon the actual work performance of the Executive for the time period in respect of which such awards may be granted determined on no less favorable a basis than those provided to the Executive by the Corporation under such plans as are in effect as of the date of this Agreement.

                        (c)  Retirement, Savings, Stock Options and Benefits

Plans In addition to the Base Salary and Incentive Compensation payable as provided herein during the Term, the Executive will be entitled to participate in all savings, stock options, retirement and employee welfare and benefit plans and programs, and fringe benefit, vacation, sick leave, insurance and perquisite policies, on a basis providing him with the opportunity to receive aggregate compensation and benefits, on a before-tax basis, not less favorable than those provided by the Corporation to the Executive under such plans,

programs and policies in effect as of the date of this Agreement.  Nothing herein will be construed to prevent the Employer from amending or altering any such plans or programs so long as the Executive continues to have the opportunity to receive aggregate compensation and benefits, on a before tax basis, at a level not less favorable than those currently provided by the

Corporation.  If there is a Change in Control, HERC will accept, adopt and continue in effect for the Term all existing agreements between the Corporation and the Executive providing for special pension, retirement or similar benefits and perquisites not less favorable than those provided by the Corporation in effect on the date of this Agreement.  Any rights to benefits that become vested under the terms of such plans, programs, policies and agreements but that are to be paid or provided in future periods will continue to be so vested notwithstanding the prior termination of this Agreement.

                        (d)  Expenses  During the Term the Executive will be

entitled to receive from the Employer prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the policies and procedures of the Employer in effect as of the date of this Agreement.





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                 6.  Termination

                        (a)  Death  Except for the obligations of the employer

as set forth in Paragraph 5(c) hereof, this Agreement and the Term will terminate automatically upon the Executive's death.  All benefits and compensation then accrued hereunder, and under any plans provided for under

Paragraph 5(c) hereof, will be  paid to the Executive's beneficiaries, legal representatives, or heirs as appropriate.

                        (b)  Disability  If, as a result of the Executive's

incapacity due to physical or mental illness, the Executive is absent from the full-time performance of his duties with the Employer for six (6) consecutive months, and if within thirty (30) days after written notice of termination is given, the Executive has not returned to the full-time performance of his duties, the Executive's employment may be terminated for disability, and the

Term will end on the date of such termination.  During such period of absence,

the Executive will continue to receive the benefits provided in Article 5 of this Agreement.  Thereafter, the Executive's benefits will be determined under the Employer's disability insurance plans and policies provided under Paragraph

5(c) of this Agreement.

                 (c)  Cause  The Employer may terminate the Executive's

employment for Cause.  For purposes of this Agreement, "Cause" means (i) an act or acts of dishonesty on the Executive's part that are intended to result in his personal enrichment at the expense of the Employer, (ii) The Executive's commission of a felony, (iii) any material violation by the Executive of his responsibilities as described in Article 4 of this Agreement, or (iv) any material breach of any provision of this Agreement by the Executive.  If the

Executive's employment is terminated for Cause, the Term will end on the date his employment is terminated.  The Employer will pay the Executive his full accrued  Base Salary to the date of such termination at the rate in effect at the time of such termination, and the Employer will have no further obligations to the Executive under this Agreement.  The Executive's employment will not be terminated for Cause unless there shall have been delivered to the Executive a resolution duly adopted by the Board of Directors of the Employer at a meeting of the Board, which the Executive, together with his counsel, has an opportunity upon reasonable notice to attend and to address the Board, such resolution setting forth with particularity the basis for terminating




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the Executive for Cause.  If the Cause is as defined in (iii) or (iv) above,

the Executive will have ten (10) days after receipt of written notice to correct the conduct giving rise to the Cause.

                 (d)  Resignation for Good Reason  If there has been a Change in Control, the Executive will be entitled to resign his employment from HERC for Good Reason.  For purposes of this Agreement, "Good Reason" means the occurrence after a Change in Control and without the Executive's express written consent of any of the following circumstances unless, in the case of sub- paragraphs (i), (iv), (v), or (vi) of this Paragraph, such circumstances are fully corrected within ten (10) days after the Executive gives HERC notice of termination:
                    (i)   the assignment of any duties inconsistent with the

                 Executive's status with HERC on the date of the Change in

                 Control or a substantial adverse alteration in the nature or status of his responsibilities from those in effect

                 immediately prior to the Change in Control;

                    (ii)  a reduction by HERC in the Executive's Base Salary as in effect on the date hereof or as it may be increased from time to time;

                   (iii)  the failure by HERC to pay to the Executive any

                 portion of his Base Salary, Guaranteed Bonus, or any portion of an installment or deferred compensation under any deferred compensation program within seven (7) days of the date such compensation is due;

                    (iv)  the failure by HERC to continue in effect any

                 compensation plan in which the Executive participates

                 immediately prior to the Change in Control that is material to his total compensation, including, but not limited to the

                 total compensation, including, but not limited to the

                 Incentive Compensation Plans for the Corporation or any

                 substitute plans adopted prior to the Change in Control,

                 unless an equitable arrangement (embodied in an ongoing

                 substitute or alternative (plan) has been made with respect to such plan,





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                 or the failure by the Employer to continue his participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of participation relative to other participants, as existed at the time of the Change in

                 Control;

                   (v)  the failure by HERC to continue to provide the

                 Executive with the benefits as described in Article 5, or the failure by HERC to provide the Executive with the number of paid vacation days to which he is entitled on the basis of years of service with HERC in accordance with the normal

                 vacation policy in effect at the time of the Change in

                 Control; or

                   (vi)  the failure of HERC to obtain a satisfactory agreement from any successor to assume and agree to perform this

                 Agreement.

The Executive's right to terminate his employment pursuant to this Paragraph will not be affected by his incapacity due to physical or mental illness.  His continued employment will not constitute consent to, or a waiver of rights with respect to, any circumstances constituting Good Reason hereunder.  If the

Executive resigns for Good Reason, the Term will not end and he will be entitled to receive, and HERC will be obligated to pay or provide, the Base

Salary and Incentive Compensation described in Article 5 for the balance of the

Term.  In addition, the Retirement, Savings, Stock Options and Benefits Plans

described in Article 5 must be continued for the balance of the Term, but only to the extent not prohibited by law or the applicable plan documents, and as for the health benefits plans, only to the extent not otherwise provided by any other employer.

                 (e)  Voluntary Resignation or Retirement    The Executive may

terminate his employment hereunder by "Voluntary Resignation", that is,

resignation for other than Good Reason as defined in Paragraph 6(d), or retirement, including early retirement, under the Employer's retirement policies existing on the effective date of this Agreement or under any policy established for the Executive with his consent.  If the Executive elects a

Voluntary Resignation or retirement prior to the termination of his employment under this Agreement by the Employer, then the Term will end as of the date of his Voluntary Resignation or retirement, and the Employer will have no further obligation to the Executive under this Agreement.




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                 7.  Successors; Binding Agreement    The Employer will require

any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the

Employer expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Employer would be required to perform it if no such succession had taken place.  Failure of the Employer to obtain such assumption and agreement prior to the effectiveness of any such succession will be a breach of this Agreement and will entitle the Executive to compensation from the Employer in the same amount and on the same terms as he would be entitled to hereunder if the Executive resigned for Good Reason following a

Change in Control.  If the Corporation obtains the assumption of this Agreement by the successor as required, the Executive agrees to release the Corporation from any further obligations under this Agreement as of the effective date of such assumption of this Agreement by the successor.

                 8.  Non-exclusivity of Rights   Nothing in this Agreement will

prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Employer for which the Executive may qualify; nor will anything herein limit or otherwise affect such rights as the Executive may have under any stock option or other agreements with the Employer.  Amounts that are vested benefits or that the

Executive is otherwise entitled to receive under any plan or program of the

Employer will be payable in accordance with the terms of such plan or program.

                 9.  No Set-Off; Legal Fees   The Employer's obligation to make

the payments provided for herein and otherwise to perform its obligations hereunder will not be affected by any circumstances, including without limitation any set-off, counterclaim, recoupment, defense or other right that the Employer may have against the Executive or others.  Unless it is finally determined by a court of competent jurisdiction after all  available appeals that the Employer has validly terminated the Executive's employment for Cause,

the Employer agrees to pay, to the full extent permitted by law, all legal fees and expenses that the Executive may reasonably incur as a result of any contest

(regardless of the person commencing the action





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or the outcome thereof) with the Employer or others over the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance hereof.

                 10.  Receipt of Certain Benefits   It is the mutual and joint

intention of the parties to this Agreement that the Executive will receive the full benefit of those compensation plans and programs of the Employer,

including retirement and pension plans and programs, being provided pursuant to

Article 5 of this Agreement including benefits payable over periods beyond the particular year of employment ("Long-Term Plans").  Accordingly, the parties intend that, in the event of any breach by the Employer of the terms of this

Agreement, damages for such breach will include consequential damages for the loss of any benefits under such Long-Term Plans, which benefits would have become payable under such plans had the Executive completed the Term remaining at the time of such breach, but which are not payable under such plans by reason of such breach.

                 11.   Confidential Information   The Executive will hold in a

fiduciary capacity for the benefit of the Employer all secret or confidential information, knowledge or data relating to the Employer or any affiliated companies and their respective businesses, that were obtained by the Executive during his employment by the Employer or any of its affiliated companies and that are not public knowledge.  During and after the end of the Term, the

Executive will not, without the prior written consent of the Employer,

communicate or divulge any such information, knowledge or data to anyone other than the Employer.

                 12.   No Assignment; Assumption   This Agreement is personal

to the Executive, and without the prior written consent of the Employer neither the Agreement nor its benefits are assignable by the Executive other than by will or the laws of descent and distribution applicable to benefits payable after his death.  This Agreement will inure to the benefit of and be enforceable by the Executive's legal representatives.  This Agreement will be binding upon any successor to the business or assets of the Employer that assumes this Agreement expressly, by operation of law, or otherwise.




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                 13.  Miscellaneous

                         (a)  This Agreement will be governed by and construed

in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.  The captions of this Agreement are not part of the provisions hereof and will have no force or effect.  This Agreement may not be amended or modified other than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                         (b)  All notices and other communications hereunder

will be in writing and will be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid,

addressed as follows:

                        If to the Executive:

                        15 Chadwich Road
                        Livingston, N.J.  07039


                        If to the Corporation:


                        225 Brae Boulevard
                        Park Ridge, N.J.  07656
                        Attention:  Senior Vice President
                                    and General Counsel


                        If to HERC:


                        225 Brae Boulevard
                        Park Ridge, N.J. 07656


or to such other address as either party will have furnished to the other in writing in accordance with this Paragraph.  Notice and communications are effective when actually received by the addressee.

                        (c)  The invalidity or unenforceability of any

provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement.

                        (d)  The Employer may withhold from any amounts payable

under this Agreement such federal, state or local taxes as are required to be withheld pursuant to any applicable law or regulation.





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                        (e)  This Agreement contains the entire understanding

of the parties hereto with respect to the subject matter hereof.  Upon execution by all parties hereto, this Agreement will supersede and render void all previous agreements whether written or oral between or among any of the parties concerning the subject matter of this Agreement.


                 IN WITNESS WHEREOF, The Hertz Corporation and Hertz Equipment

Rental Corporation have caused this Agreement to be signed in their corporate names and their corporate seals to be hereunto affixed and to be attested by their Secretaries or one of their Assistant Secretaries, and the Executive has hereunto set his hand, all as of the day and year first above written.


                                       -----------------------------------
                                             DANIEL I. KAPLAN
                                             Executive

ATTEST:                                THE HERTZ CORPORATION


- - -------------------------              By:--------------------------------
 (Asst. Secretary)                           FRANK A. OLSON
      (Seal)                                 Chairman and Chief
                                             Executive Officer


ATTEST:                                HERTZ EQUIPMENT RENTAL CORPORATION

- - -------------------------              By:--------------------------------
 (Asst. Secretary)                           WILLIAM SIDER
      (Seal)                                 Vice President and Director


                                          --------------------------------
                                             PAUL M. TSCHIRHART
                                             Vice President, Secretary and
                                             Director





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